Exhibit 10.3

                              HARLEY-DAVIDSON, INC.

                            1998 DIRECTOR STOCK PLAN
                                   As Amended

                                    ARTICLE I

                                     Purpose

     The purpose of the Harley-Davidson, Inc. 1998 Director Stock Plan is to provide favorable opportunities for non-employee directors of Harley-Davidson, Inc. to purchase shares of Common Stock of Harley-Davidson, Inc., or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these directors to contribute to the future success and prosperity of Harley-Davidson, Inc., thus enhancing the value of the stock for the benefit of the shareholders, and increasing the ability of Harley-Davidson, Inc. to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained growth and profitability depend.

                                   ARTICLE II

                                   Definitions

     The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

     2.1. Annual Retainer Fee: The annual retainer fee then in effect for service on the Board as voted by the Board, exclusive of (a) any Board or committee meeting fees and (b) any Committee Chair Retainer Fees.

     2.2. Board: The Board of Directors of the Company.

     2.3. Code: The Internal Revenue Code of 1986, as amended.

     2.4. Committee: The Human Resources Committee of the Board; provided that if any member of the Human Resources Committee is not a Disinterested Person, the Committee shall be comprised of only those members of the Human Resources Committee who are Disinterested Persons.

     2.5. Committee Chair Retainer Fee: The annual retainer fee then in effect for service as chairman of a committee of the Board as voted by the Board.

     2.6. Common Stock: The common stock of the Company.

     2.7. Company: Harley-Davidson, Inc.

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     2.8. Disinterested Persons: Non-employee directors within the meaning of
Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended.

     2.9. Fair Market Value: The average of the high and low reported sales prices of Common Stock on the New York Stock Exchange Composite Tape on the date for which fair market value is being determined.

     2.10. Option: A stock option granted under the Plan.

     2.11. Option Price: The purchase price of a share of Common Stock under an Option.

     2.12. Optionee: A person who has been granted one or more Options. 2.13. Outside Director: Each member of the Board who is not also an employee of the Company or any Subsidiary (including members of the Committee).

     2.14. Plan: The Harley-Davidson, Inc. 1998 Director Stock Plan.

     2.15. Share Election: An election by an Outside Director to receive either 0%, 50% or 100% of his or her Annual Retainer Fee and his or her Committee Chair Retainer Fee (if any) to be paid in each calendar year in the form of Common Stock, with the receipt of such shares of Common Stock to be in lieu of any cash payment for that portion of his or her Annual Retainer Amount and Committee Chair Retainer Fee (if any).

     2.16. Subsidiary: A corporation, limited partnership, general partnership, limited liability company, business trust or other entity of which more than fifty percent (50%) of the voting power or ownership interest is directly and/or indirectly held by the Company.

     2.17. Termination Date: The day preceding the tenth anniversary of the date on which the Option is granted.


                                   ARTICLE III

                                 Administration

     3.1. The Committee: The Committee shall administer the Plan and shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

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     3.2. Actions Final: Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

                                   ARTICLE IV

                           Shares Subject to the Plan

     4.1. The total number of shares of Common Stock available for delivery under the plan shall be 200,000. The foregoing amount shall be subject to adjustment in accordance with Article VIII of the Plan. If an Option or portion thereof shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Options shall be available for future grants of Options. Shares of Common Stock to be delivered under the Plan shall be made available solely from authorized and issued shares of Common Stock reacquired and held as treasury shares. In no event shall the Company be required to deliver fractional shares of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be delivered, there shall be delivered in lieu thereof one full share of Common Stock.

                                    ARTICLE V

                                   Eligibility

     5.1. Only Outside Directors shall be entitled to participate in the Plan.

                                   ARTICLE VI

                                     Options

     6.1. Option Grants: Each Outside Director who serves as a member of the Board immediately following an annual meeting of shareholders of the Company shall automatically be granted on the first business day after such meeting (the "Grant Date") an Option for the purchase of such number of shares of Common Stock (rounded up to the nearest multiple of 100) whose Fair Market Value on the Grant Date shall equal three (3) times the Optionee's Annual Retainer Fee. Each such Option shall be in addition to, and not in lieu of, the Optionee's Annual Retainer Fee and Committee Chair Retainer Fee (if any).

     6.2. Option Agreements: All Options shall be evidenced by written agreements executed by the Company. Such options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Option Price and the Termination Date.

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     6.3. Option Price: The Option Price shall be the Fair Market Value of a share of Common Stock on the Grant Date.

     6.4. Period of Exercise: Options shall be exercisable from and after the Grant Date and shall terminate one year after the Optionee ceases to serve as a member of the Board for any reason, except that as to any Optionee who is removed from the Board for cause in accordance with the Company's Restated Articles of Incorporation, the Options held by the Optionee shall terminate immediately on such removal. In any event, no Option or portion thereof shall be exercisable after the Termination Date.

     6.5. Manner of Exercise and Payment: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

          a. in United States dollars in cash or check, bank draft or money order payable to the order of the Company,

          b. through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price,

          c. by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, or

          d. by any combination of the above methods of payment.

The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

     6.6. Nontransferability of Options: Except as may be otherwise provided by the Committee, each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

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                                   ARTICLE VII

                                 Share Election

     7.1. Election:. At any time and from time to time each Outside Director may make a Share Election. An Outside Director's Share Election (i) must be in writing and delivered to the Secretary of the Company, (ii) shall be effective commencing on the date the Secretary receives the Share Election or such later date as may be specified in the Share Election, and (iii) shall remain in effect unless modified or revoked by a subsequent Share Election in accordance with the provisions hereof. If an Outside Director elects (or is deemed to have elected) to receive only 50% of his or her Annual Retainer Amount and Committee Chair Retainer Fee (if any) in the form of shares of Common Stock, then the remaining 50% shall be paid in cash. If an Outside Director has not made a Share Election, the Director will be deemed to have made a Share Election to receive 50% of his or her Annual Retainer Fee in the form of Common Stock.

     7.2. Transfer of Shares: Shares of Common Stock issuable to an Outside Director pursuant to a Share Election shall be transferred to such Outside Director as of the first business day following each annual meeting of the shareholders of the Company. The total number of shares of Common Stock to be so transferred shall be determined by dividing (x) the dollar amount of the Annual Retainer Fee plus the Committee Chair Retainer Fee (if any) payable for the applicable year to which the Share Election applies, by (y) the Fair Market Value of a share of Common Stock on the first business day following each annual meeting of the shareholders of the Company.

     7.3. Annual Retainer Fee Deferral: If an Outside Director has elected to defer receipt of some or all of his or her Annual Retainer Fee and/or Committee Chair Retainer Fee, then such election to defer receipt shall apply only to that portion, if any, of his or her Annual Retainer Fee and/or Committee Chair Retainer Fee payable in cash.

                                  ARTICLE VIII

                                   Adjustments

     8.1. If (a) the Company shall at any time be involved in a merger or other transaction in which the Common Stock is changed or exchanged; or (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgement of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of securities subject to the Plan; (ii) the number and type of securities subject to outstanding Options; and (iii) the Option Price with respect to any Option; provided, however, that Options subject to grant or previously granted to Optionees under the Plan at the


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time of any such event shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the Optionee and preserve, without exceeding, the value of such Options. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee.

                                   ARTICLE IX

                        Amendment and Termination of Plan

     9.1. General Powers: The Board of Directors may at any time terminate or suspend the Plan. Subject to applicable limitations set forth in New York Stock Exchange rules, the Code or Rule 16b-3 under the Securities Exchange Act of 1934, the Board of Directors may amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board of Directors to be necessary or advisable to assure conformity of the Plan with any requirements of state and federal laws or regulations now or hereafter in effect; provided, however, that the Board of Directors may not amend either the provisions of Section 6.1 or the amount of the Annual Retainer Fee more often than once in any six month period or more often than once in any calendar year.

     9.2. No Impairment: No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

                                    ARTICLE X

                        Government and Other Regulations

     10.1. The obligation of the Company to issue or transfer and deliver shares of Common Stock under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which Common Stock is traded.

                                   ARTICLE XI

                            Miscellaneous Provisions

     11.1. Plan Does Not Confer Shareholder Rights: Neither an Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a shareholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

     11.2. Plan Expenses: Any expenses of administering this Plan shall be borne by the Company.

     11.3. Use of Exercise Proceeds: Payment received from Optionees upon the


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exercise of Options shall be used for the general corporate purposes of the
Company, except that any stock received in payment may be retired, or retained in the Company's treasury and reissued.

     11.4. Indemnification: In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act in connection with the adoption, administration, amendment or termination of the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

     11.5. Withholding Taxes: The Company may, in its discretion, require an Outside Director to pay to the Company at the time of exercise of an Option or issuance of Common Stock under the Plan the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income, FICA or other taxes incurred by the reason of the exercise or issuance. Upon or prior to the exercise of an Option or receipt of Common Stock requiring tax withholding, an Outside Director may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee.

                                   ARTICLE XII

                                 Effective Date

     12.1. The Plan became effective on May 2, 1998. Options may not be granted under the Plan after May 2, 2008. The Plan, as amended, shall become effective on May 4, 2002.


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